Exhibit 10.1

INSERT THERAPEUTICS, INC.

FINANCING TERMINATION AGREEMENT

THIS FINANCING TERMINATION AGREEMENT (this “Agreement”) is entered into as of April 17, 2008, by and among Insert Therapeutics, Inc., a Delaware corporation (the “Company”) Arrowhead Research Corporation (the “Investor”) and each of the entities and individuals listed on the signature pages hereto under the heading “Key Holders” (collectively, the “Key Holders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, the Company, the Investor and the Key Holders each are parties to that certain Amended and Restated Voting Agreement, dated as of June 4, 2004 (the “Voting Agreement”);

WHEREAS, the Company, the Investor and the Key Holders each are parties to that certain Right of First Refusal and Co-Sale Agreement, dated as of June 4, 2004 (the “Right of First Refusal and Co-Sale Agreement” and, together with the Rights Agreement, the “Financing Agreements”);

WHEREAS, the Company is a party to that certain Agreement and Plan of Reorganization, dated as of December 17, 2007, by and between the Company and Calando Pharmaceuticals Inc. (the “Merger Agreement”) which contemplates, among other things, that the Financing Agreements be terminated, effective immediately prior to and as a condition precedent of the Closing and as set forth herein;

WHEREAS, (i) pursuant to Section 4.6 of the Voting Agreement, such Voting Agreement may be amended or terminated with the written consent of (x) those Key Holders (as defined in the Voting Agreement) holding greater than fifty percent (75%) of the Shares (as defined in the Voting Agreement) then held by all Key Holders who are then providing services to the Company as officers, employees or consultants, and (y) the holders of seventy-five percent (75%) of the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock held by the Investors (as defined in the Voting Agreement) (voting as a single class and on an as-converted basis); and (ii) the undersigned Key Holders constitute Key Holders holding greater than seventy-five percent (75%) of the Shares currently held by all Key Holders who are currently providing services to the Company as officers, employees or consultants, and the Investor holds greater than seventy-five percent (75%) of the shares of Common Stock issued or issuable upon conversion of the Series B preferred Stock held by the Investors (as defined in the Voting Agreement);

WHEREAS, (i) pursuant to Section 5(i) of the Right of First Refusal and Co-Sale Agreement, such Right of First Refusal and Co-Sale Agreement may be amended or terminated with the written consent of (x) those Key Holders (as defined in the Right of First Refusal and Co-Sale Agreement) holding greater than fifty percent (75%) of the Shares (as defined in the Right of First Refusal and Co-Sale Agreement) then held by all Key Holders who are then providing services to the Company as officers, employees or consultants, and (y) the holders of seventy-five percent (75%) of the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock held by the Investors (as defined in the Right of First Refusal and Co-Sale Agreement) (voting as a single class and on an as-converted basis); and (ii) the undersigned Key Holders constitute Key Holders holding greater than seventy-five percent (75%)

of the Shares currently held by all Key Holders who are currently providing services to the Company as officers, employees or consultants, and the Investor holds greater than seventy-five percent (75%) of the shares of Common Stock issued or issuable upon conversion of the Series B preferred Stock held by the Investors (as defined in the Right of First Refusal and Co-Sale Agreement); and

WHEREAS, each party hereto desires that each of the Voting Agreement and the Right of First Refusal and Co-Sale Agreement be terminated in accordance with their respective terms, effective as of immediately prior to the Closing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

TERMINATION

1. Termination of the Voting Agreement. The parties hereto agree that the Voting Agreement, pursuant to Section 4.6 thereof, is hereby terminated in its entirety effective as of immediately prior to the Closing such that, immediately prior to the Closing, the parties shall have no further rights or obligations under the Voting Agreement, and each party further waives any rights it may have under the terms of the Voting Agreement with respect to the transaction contemplated by the Merger Agreement.

2. Termination of the Right of First Refusal and Co-Sale Agreement. The parties hereto agree that the Right of First Refusal and Co-Sale Agreement, pursuant to Section 5(i) thereof, is hereby terminated in its entirety effective as of immediately prior to the Closing such that, immediately prior to the Closing, the parties shall have no further rights or obligations under the Right of First Refusal and Co-Sale Agreement, and each party further waives any rights it may have under the terms of the Right of First Refusal and Co-Sale Agreement with respect to the transaction contemplated by the Merger Agreement.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions.

4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy of any jurisdiction where applicable but for such invalidity, illegality or unenforceability, such invalidity, illegality or unenforceability shall not invalidate all of the provisions of this Agreement but rather this Agreement shall be construed insofar as the law or public policy of such jurisdiction is concerned, as not containing the invalid term or provisions and all other terms and provisions of this Agreement shall nevertheless remain in full force and effect to the fullest extent permissible under such law or public policy.

5. Execution in Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

COMPANY:

INSERT THERAPEUTICS, INC.,
a Delaware corporation

By:	James Hamilton
James Hamilton, President

Address:	129 North Hill Street, Suite 104
Pasadena, CA 91106

[SIGNATURE PAGE TO INSERT THERAPEUTICS FINANCING TERMINATION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

INVESTOR:

ARROWHEAD RESEARCH CORPORATION
(Holder of 96.36% of outstanding Series B Preferred Stock)

By:	Christopher Anzalone
Christopher Anzalone
President & CEO

[SIGNATURE PAGE TO INSERT THERAPEUTICS FINANCING TERMINATION AGREEMENT]

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